   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998

                                             REGISTRATION STATEMENT NO. 33-60662
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                 POST-EFFECTIVE

                                AMENDMENT NO. 1

                                       ON



                                    FORM S-3

                                       TO

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       FUND AMERICA INVESTORS CORPORATION
          AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL OWNERSHIP INTEREST
            IN WHICH IS OWNED BY FUND AMERICA INVESTORS CORPORATION
      (Exact name of Registrant as specified in its governing instrument)
                             ---------------------


                   DELAWARE
           (State of incorporation)                 (I.R.S. Employer Identification No.)
        6400 S. FIDDLER'S GREEN CIRCLE                        STEVEN B. CHOTIN
                 SUITE 1200A                           6400 S. FIDDLER'S GREEN CIRCLE
          ENGLEWOOD, COLORADO 80111                             SUITE 1200A
                (303) 290-6024                           ENGLEWOOD, COLORADO 80111
   (Address of principal executive offices)       (Address of principal executive offices)


                             ---------------------

      The Commission is requested to send copies of all communications to:

                                 DAVID BARBOUR

                             ANDREWS & KURTH L.L.P.


                          1717 MAIN STREET, SUITE 3700


                              DALLAS, TEXAS 75201


                                 (214) 659-4400

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


------------------



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


------------------



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS



                                  $141,010,662


                       FUND AMERICA INVESTORS CORPORATION
          and certain trusts, all of the beneficial ownership interest in which is owned by Fund America Investors Corporation

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                              (Issuable In Series)
                             ---------------------


    This Prospectus relates to up to $141,010,662 aggregate principal amount of Collateralized Mortgage Obligations (the "BONDS"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. The issuer of a Series of Bonds (the "ISSUER") will be Fund America Investors Corporation or a trust beneficially owned by it. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity on such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class, unless otherwise provided in the related Prospectus Supplement.



    The Bonds of each Series will be collateralized by mortgage-related assets ("MORTGAGE-RELATED ASSETS") consisting of one or more of the following: (i) mortgage-backed certificates, mortgage pass-through certificates, or mortgage participation certificates ("AGENCY CERTIFICATES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"),
(ii) pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of mortgages secured by single family or multi-family residences ("NON-AGENCY CERTIFICATES"),
(iii) mortgage pass-through certificates representing beneficial interests in certain mortgage loans or certain mortgage-backed securities and collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities (collectively, "PRIVATE MORTGAGE-BACKED SECURITIES"),
(iv) residual interests in Agency Certificates and Private Mortgage-Backed Securities, and (v) other mortgage-related assets and securities ("OTHER MORTGAGE SECURITIES"). Agency Certificates guaranteed by GNMA will be backed by the full faith and credit of the United States. Agency Certificates guaranteed by FNMA and FHLMC as well as the Non-Agency Certificates, the Private Mortgage-Backed Securities and the Other Mortgage Securities will not be backed, directly or indirectly, by the full faith and credit of the United States. To the extent specified in the related Prospectus Supplement, the mortgage loans underlying the Mortgage-Related Assets may be secured by junior liens on the related mortgaged properties, and may be Title I Loans.


    Distributions on the Mortgage-Related Assets pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "ASSUMED REINVESTMENT RATE") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. Each Series of Bonds may be subject to redemption only under the limited circumstances described herein and in the related Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or by any other person or entity.


    The Issuer may elect to treat the Issuer or one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Federal Income Tax Consequences." The Bonds of such Series ("REMIC BONDS") will include one or more Classes of regular interests in such REMIC ("REMIC REGULAR BONDS") and may include one Class of residual interests in such REMIC ("RESIDUAL BONDS").


     SEE "SPECIAL CONSIDERATIONS" FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE BONDS.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

                             ---------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 22, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will set forth with respect to such Series of Bonds, among other things:

          (i) information regarding the Issuer of such Series;

          (ii) the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

          (iii) the identification and characteristics of the collateral securing such Bonds, including, if applicable, any Reserve Fund or Funds for such Series;

          (iv) the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

          (v) the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

          (vi) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

          (vii) the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

          (viii) the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

          (ix) the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Mortgage-Related Assets pledged as security for such Bonds were prepaid at various assumed rates;


          (x) the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate (if applicable) for such Series of Bonds;



          (xi) if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, certain information concerning the Agency Certificates or, if appropriate, the underlying Mortgage Loans evidenced by such Non-Agency Certificates and, if applicable, related servicing and insurance or guaranty arrangements;



          (xii) if all or part of the collateral for the Bonds of such Series consists of Private Mortgage-Backed Securities, certain information concerning the Private-Mortgage Backed Securities and, if appropriate, the underlying Mortgage Loans and, if applicable, related credit support arrangements;


          (xiii) if all or part of the collateral for the Bonds consists of Other Mortgage Securities, information concerning such Other Mortgage Securities;

          (xiv) whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;


          (xv) the investment rating agencies and ratings applicable with respect to each Class of such Series, including a description of any limitations or special features of such ratings;



          (xvi) the extent, if any, to which deposits, withdrawals or substitutions of Mortgage-Related Assets securing the Bonds may be permitted;


          (xvii) whether the Issuer intends to elect to treat the segregated pool of assets securing such series as a REMIC;

          (xviii) the identity of the Indenture Trustee for such Series; and

          (xix) additional information with respect to the plan of distribution of such Bonds.


     The actual characteristics of the Mortgage-Related Assets included in a Trust Estate will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described in the initial Prospectus Supplement materially differ from the actual characteristics, a supplement to the Prospectus Supplement will be distributed.


                             AVAILABLE INFORMATION


     The Issuer will be subject to the informational requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth St. N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C., at prescribed rates or may be examined without charge at the offices of the Commission. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


     The Issuer has filed with the Commission a Registration Statement (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.


     The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain payment information concerning such Bonds and, if specified in the related Prospectus Supplement, containing certain other information concerning such Bonds.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents heretofore filed by the Issuer with the Commission are incorporated herein by reference:



          1. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1997.



          2. The Issuer's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.



     All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Helen M. Dickens, Vice President, Fund America Investors Corporation, 6400 S. Fiddler's Green Circle, Suite 1200A, Englewood, Colorado 80111, (303) 290-6024.

                             SUMMARY OF PROSPECTUS


     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

Securities Offered.........  Collateralized Mortgage Obligations (the "BONDS")
                             collateralized by mortgage-related assets
                             ("MORTGAGE-RELATED ASSETS") consisting of one or more of the following:

                                  (i) mortgage-backed certificates, mortgage
                             pass-through certificates, or mortgage
                             participation certificates ("AGENCY CERTIFICATES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC");

                                  (ii) pass-through certificates or
                             participation certificates ("NON-AGENCY
                             CERTIFICATES") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of mortgage loans secured by single family (one- to four-units) or multi-family (five or more) residences;


                                  (iii) mortgage pass-through certificates
                             representing beneficial interests in certain mortgage loans or certain mortgage-backed securities and collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities (collectively, "PRIVATE MORTGAGE-BACKED SECURITIES");



                                  (iv) residual interests in Agency Certificates
                             and Private Mortgage-Backed Securities; and



                                  (v) other mortgage-related assets and
                             securities ("OTHER MORTGAGE SECURITIES").



                             The Agency Certificates may include, without limitation:



                                  (i) "fully modified pass-through"
                             mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA ("GNMA CERTIFICATES");



                                  (ii) guaranteed mortgage pass-through
                             certificates issued and guaranteed as to timely payment of principal and interest by FNMA ("FNMA CERTIFICATES"); and


                                  (iii) mortgage participation certificates
                             issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by FHLMC ("FHLMC CERTIFICATES").

                             The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement.

                             The Bonds will be issued from time to time in Series pursuant to an Indenture (the "INDENTURE") between the respective Issuer (as defined below) and the trustee for such Series (the "INDENTURE TRUSTEE"). Such

                             Indenture may be in the form of a Terms Indenture incorporating by reference the Standard Indenture Provisions (the "STANDARD INDENTURE PROVISIONS") of the Issuer. Each Indenture will describe the terms and conditions for a Series of Bonds. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds, Floating Interest Rate Bonds, Scheduled Amortization Bonds, or Special Allocation Bonds (each as defined herein).



                             The Bonds of a Class may differ from Bonds of other Classes of the same Series in, among other things, the amounts allocated to and the priority of principal payments, maturity date and interest rate. If specified in the related Prospectus Supplement, one or more Classes of a Series of Bonds may be secured by separate groups of assets. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds will represent obligations solely of the Issuer of that Series of Bonds and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.


Issuer.....................  The Issuer of each Series of Bonds (the "ISSUER")
                             will be Fund America Investors Corporation ("FUND AMERICA") or a trust initially beneficially owned by it. Fund America was established for the purpose of issuing and administering one or more Series of Bonds and similar series of bonds directly or through one or more trusts initially beneficially owned by it (a "TRUST") and purchasing, owning and selling Mortgage-Related Assets. See "Introduction" and "The Issuer."


                             The assets of the Issuer, other than those pledged as collateral for the Bonds and any other bonds issued by it, are not expected to be significant. The assets pledged to collateralize the Bonds of any Series (the "TRUST ESTATE") will not be used to collateralize the Bonds of any other Series. Neither the Issuer nor any affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series. See "The Issuer."



                             Fund America was incorporated in the State of Delaware on October 19, 1987. Its principal executive offices are located at Plaza Tower One, Suite 1200A, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111; telephone number (303) 290-6024. See "The Issuer."



Interest Payments..........  Each Class of Bonds of a Series will bear interest at the respective rate (which may be zero) described for such Class in the related Prospectus Supplement. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of Bonds may be entitled to receive payments of interest only to the extent of amounts available to make such payments. Interest on any Class of Floating Interest Rate Bonds (See "Description of the Bonds -- Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include (among other things):


                                  (a) the interest rate ("FLOATING INTEREST
                             RATE") for the initial Interest Accrual Period (as defined below) on the Floating Interest Rate Bonds;

                                  (b) the formula or index by which the Floating
                             Interest Rate will be determined for subsequent Interest Accrual Periods;

                                  (c) the intervals at which the Floating
                             Interest Rate will be recalculated and the period over which the newly calculated Floating Interest Rate will be applicable; and

                                  (d) any minimum or maximum Floating Interest
                             Rate or the method by which same may be calculated.

                             Interest on each Class of Bonds will accrue over the respective periods and be paid on the respective dates (which periods and dates will be specified in the related Prospectus Supplement) for such Class specified in the related Prospectus Supplement (each such period an "INTEREST ACCRUAL PERIOD" and each such date a "PAYMENT DATE"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the
                             Bonds -- Payments of Interest" herein.

                             Interest payments will be paid by check (unless otherwise specified in the related Prospectus Supplement) mailed by the Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("BOOK ENTRY BONDS") will receive interest payments according to procedures described under "DESCRIPTION OF THE BONDS BOOK ENTRY REGISTRATION" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.


Principal Payments.........  Unless the Prospectus Supplement relating to a
                             Series of Bonds provides otherwise, principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "PRINCIPAL PAYMENT DATE") in an aggregate amount equal to the sum of:


                                  (i) the amount of interest, if any, accrued on
                             any Compound Interest Bonds of such Series in the prior Interest Accrual Period but not then payable;

                                  (ii) an amount (the "BASIC PRINCIPAL PAYMENT")
                             determined on the basis of the Bond Values (as defined below) of the Mortgage-Related Assets securing such Series in a specified period (a "DUE PERIOD") ending subsequent to the previous Principal Payment Date; and

                                  (iii) the percentage, if any, of the Spread
                             (as defined below) specified in such Prospectus Supplement.

                             The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined.

                             The "BOND VALUE" for a Mortgage-Related Asset represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Mortgage-Related Asset, regardless of any prepayments on such Mortgage-Related Asset, together with (depending on the type of Mortgage-Related Asset and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate (if so provided in the related Prospectus Supplement) and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds for which principal payments are determined on the basis of the Bond Values of the related Mortgage-Related Assets will specify the method or methods (and related assumptions) used to determine the Bond Values of the Mortgage-Related Assets pledged to secure such Series of Bonds.


                             Unless otherwise specified in the related
                             Prospectus Supplement, with respect to a Series of Bonds for which principal payments will be determined in part on the basis of Spread, the "SPREAD" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of


                                  (i) all distributions received on the
                             Mortgage-Related Assets securing such Series of Bonds in the Due Period prior to such Payment Date,

                                  (ii) the reinvestment income thereon, and

                                  (iii) if applicable, the amount of cash, if
                             any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund prior to such Payment Date and reinvestment income thereon,

                             over the sum of

                                  (i) all interest payable on the Bonds of such
                             Series on such Payment Date,

                                  (ii) the Basic Principal Payment for such
                             Series of Bonds for such Payment Date, including, if applicable, the amount (the "SCHEDULED AMORTIZATION AMOUNT") to be paid on any Class of Scheduled Amortization Bonds (the "SCHEDULED AMORTIZATION BONDS"),

                                  (iii) interest, if any, accrued on any
                             Compound Interest Bonds of such Series in the prior Interest Accrual Period but not then payable,

                                  (iv) the amounts, if any, paid with respect to
                             special redemption of the Bonds of such Series, as described below, during such Due Period, and

                                  (v) if applicable, an amount allocable to the
                             payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.

                             To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds.

                             Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. See "Description of the Bonds -- Payments of Principal."


                             The "STATED MATURITY" for each Class of Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage-Related Assets securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If applicable to the calculation of payments on a Series of Bonds, the Assumed Reinvestment Rate for such Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Mortgage-Related Assets securing
                             an), Series of Bonds will depend on the
                             characteristics of the underlying Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage-Related Assets. See "Description of the Bonds -- Maturity of the Bonds."


Redemption of Bonds........  To the extent provided in the related Prospectus
                             Supplement, the Bonds of any Class of each Series may be subject to redemption as follows:

A. Redemption at Request of
   Bondholders.............  To the extent permitted by a Prospectus Supplement and Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds Redemption at the Request of Bondholders."

B. Special Redemption......  The Bonds of a Series may be subject to special redemption under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "SPECIAL REDEMPTION DATE"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of principal payments on the underlying mortgages and/or reinvestment yields then available, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such special redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date. Unless otherwise specified in the related Prospectus Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the Bonds -- Special Redemption."

C. Redemption at the Option
   of the Issuer...........  The Bonds of any Class or Classes of a Series may
                             be subject to redemption at the option of the Issuer in the circumstances provided in the related Prospectus Supplement at the redemption price set forth in such Prospectus Supplement. See "Description of the Bonds -- Redemption at the Option of the Issuer."


D. Optional Floating
   Interest Rate Bond
   Redemption..............  Unless specified otherwise in the Prospectus
                             Supplement for a Series of Bonds which includes one or more Classes of Floating Rate Bonds, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Floating Interest Rate Bonds of such Series, in whole or in part (an "OPTIONAL FLOATING INTEREST RATE BOND REDEMPTION"), on any Payment Date on such Class of Floating Interest Rate Bonds (a "FLOATING INTEREST RATE PAYMENT DATE"), at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds if the Floating Interest Rate at which interest on such Floating Interest Rate Bonds accrues during the period specified in the related Prospectus Supplement preceding such Floating Interest Rate Payment Date (a "FLOATING INTEREST RATE PERIOD") is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Floating Interest Rate at which interest may accrue on such Floating Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "MAXIMUM FLOATING INTEREST RATE"). If any such Optional Floating Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. Accordingly, after a redemption in full of a Class of Floating Interest Rate Bonds in which any Optional Floating Interest Rate Bond Redemption has occurred, if so provided in a Prospectus Supplement, there may be a period of time, such period to include one or more Payment Dates, after the Class of Floating Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "TIME-OUT PERIOD"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Payment Date on which they would otherwise have commenced if there had been no Optional Floating Interest Rate Bond Redemption in that Series. See "Description of the Bonds -- Optional Floating Interest Rate Bond Redemption."


Security for the Bonds.....  Each Series of Bonds will be separately secured by collateral ("COLLATERAL") consisting of the following:


A. Mortgage-Related
   Assets..................  The Mortgage-Related Assets securing a Series of
                             Bonds may consist of:



                                  (i) Agency Certificates;

                                  (ii) Non-Agency Certificates;



                                  (iii) Private Mortgage-Backed Securities;



                                  (iv) residual interests in Agency Certificates
                             and Private Mortgage-Backed Securities;



                                  (v) Other Mortgage Securities; or



                                  (vi) a combination of such Mortgage-Related
                             Assets.



                             The Mortgage-Related Assets securing any Series of Bonds will ultimately be secured or backed by one or more pools of mortgage loans underlying such Mortgage-Related Assets, which mortgage loans will be secured by single-family residences (one- to four-units) or multifamily residences (five or more units), including, if applicable, junior liens thereon, and may be Title I Loans (collectively, the "MORTGAGE LOANS"). See "Certain Legal Aspects of the Mortgage Loans." Any GNMA Certificates will be backed by the full faith and credit of the United States. Any FNMA and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. Unless otherwise stated in the Prospectus Supplement, Non-Agency Certificates, Private Mortgage-Backed Securities and Other Mortgage Securities will not be backed, directly or indirectly, by any agency or instrumentality of the United States but may, or the underlying Mortgage Loans may, be insured, guaranteed or otherwise backed in the manner described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Mortgage-Related Assets which are not delivered on such closing date. Unless otherwise stated in the Prospectus Supplement, any Agency Certificate and any Non-Agency Certificate securing the Bonds of any Series will evidence direct or indirect interests in a pool of Mortgage Loans. The Prospectus Supplement for each Series may specify (i) the aggregate approximate amount of the Collateral securing such Series that consists of Agency Certificates, of Mortgage-Related Assets backed by level payment and graduated payment mortgages and, if known to the Issuer, of Mortgage-Related Assets that are backed by mortgages insured or guaranteed by a governmental entity, including, if applicable, any Title I Loans, and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency Certificates, Private Mortgage-Backed Securities and Other Mortgage Securities, including the principal characteristics of the underlying Mortgage Loans or Agency Certificates and any insurance, guarantees or other backing for such Mortgage Loans, Agency Certificates or both. Unless otherwise specified in the Prospectus Supplement, the Mortgage-Related Assets securing each Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and held by the Indenture Trustee as Collateral only for the specified Series of Bonds. See "Security for the Bonds -- Mortgage-Related Assets Collateralizing the Bonds."


B. Collection Account......  All distributions on the Mortgage-Related Assets pledged as security for a Series of Bonds will be remitted to a collection account (the "COLLECTION ACCOUNT") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the amount of cash, if any, initially deposited therein by the Issuer, the cash withdrawn from any related Reserve Fund, if applicable, and, unless otherwise specified in the Prospectus Supplement, reinvestment earnings on amounts held in the Collection Account will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds and after payments are made on such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or, if not so required, will be promptly paid to the Issuer free from the lien of the Indenture. See "Security for the Bonds -- Collection Account."



C. Reserve Funds...........  If specified in the Prospectus Supplement relating to a Series of Bonds, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, Eligible Investments, other similar instruments, or a combination thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited on the closing date for the sale of such Series of Bonds in one or more accounts to be established by the Indenture Trustee (the "RESERVE FUNDS"). Such cash and the payments on such other assets will be used to enhance the likelihood that funds will be available to make timely payments on the Bonds, to provide additional protection against losses in respect of the Mortgage-Related Assets securing such Bonds, to pay certain expenses or for such other purposes specified in the Prospectus Supplement. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See "Security for the
                             Bonds -- Reserve Funds."


D. Minimum Principal
   Payment Agreement.......  If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the Bonds -- Minimum Principal Payment Agreement."

E. Deposits, Substitution
   and Withdrawal..........  If and to the extent provided in the related
                             Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Mortgage-Related Assets or substitute new Mortgage-Related Assets for Mortgage-Related Assets previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture. See "Security for the Bonds -- Deposits, Substitution and Withdrawal of Mortgage-Related Assets."


F. Pre-Funding
   Arrangements............  If so specified in the related Prospectus
                             Supplement, the Trust Estate may include a pre-funding account which will be used to acquire additional Mortgage-Related Assets for a specified period of time following the date on which the related Bonds are issued. Any such pre-funding arrangement (a "PRE-FUNDING ARRANGEMENT") will require that any Mortgage-Related Assets to be so acquired will conform to the requirements specified in the related Indenture. See "Security for the Bonds -- Pre-Funding Arrangements".


Book Entry Registration....  If the Prospectus Supplement for a Series so
                             provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency registered with the Commission (a "CLEARING AGENCY") or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("CLEARING AGENCY PARTICIPANTS") or their nominees, and transfers and pledges by purchasers and other beneficial owners of Book Entry Bonds ("BENEFICIAL OWNERS") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "BONDHOLDERS" and "HOLDERS" shall be deemed to include Beneficial Owners. See "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration."


Federal Income Tax
  Consequences.............  The Bonds, other than Residual Bonds (if any), of each Series ("REGULAR BONDS") will be taxable obligations under the Internal Revenue Code of 1986 (the "CODE"), and interest paid or accrued, including original issue discount with respect to any Compound Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat one or more segregated pool of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made ("NON-REMIC BONDS") will not be so characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Federal Income Tax Consequences."



Legal Investment Matters...  Unless otherwise specified in the Prospectus
                             Supplement, Bonds of each Series offered by this Prospectus and a related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal Investment Matters."

                             Notwithstanding SMMEA, there may be restrictions on the ability of certain investors, including depository institutions, to purchase Bonds representing more than specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

ERISA Matters..............  An acquisition or holding of Bonds by an employee benefit plan or an individual retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds if a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 (the "CODE"). See "ERISA Matters." Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more prohibited transactions. Any employee benefit plan or individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

Use of Proceeds............  The Issuer will use substantially all of the net proceeds from the issuance of each Series of Bonds either to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Mortgage-Related Assets which are pledged as Collateral for such Series of Bonds, or to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Mortgage Loans underlying the Mortgage-Related Assets, which payment or acquisition is expected to be simultaneous with the closing of the sale of each Series of Bonds. The Issuer subsequently may distribute all or a portion of any remaining net proceeds to the stockholders or beneficial owners of the Issuer. See "Use of Proceeds."


Rating.....................  It is a condition to the issuance of each Class of a Series of Bonds specified as being offered by the Prospectus Supplement for such Series of Bonds that such Class be rated in one of the four highest rating categories established for such Bonds by a nationally recognized statistical rating agency.

                                  INTRODUCTION

     The Collateralized Mortgage Obligations (the "BONDS") offered hereby and by the related Prospectus Supplements will be issued in Series by Fund America Investors Corporation ("FUND AMERICA") or by trusts beneficially owned by Fund America. Fund America is a limited purpose finance corporation established for the sole purpose of issuing one or more Series of Bonds and similar series of bonds directly or through one or more trusts beneficially owned by it (each, a "TRUST"). Each such Trust will be created by an agreement (the "DEPOSIT TRUST AGREEMENT") between Steven B. Chotin or Fund America (the "INITIAL DEPOSITOR") acting as depositor, and a bank, trust company or other fiduciary, acting as owner-trustee, solely for the purpose of issuing one or more Series of Bonds. The Initial Depositor (if Steven B. Chotin) will transfer all of the certificates of beneficial ownership (the "CERTIFICATES OF BENEFICIAL OWNERSHIP") of each such Trust to Fund America prior to any issuance of Bonds by such Trust. Fund America may sell or assign such Certificates of Beneficial Ownership, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Trust. See "The Issuer."

     Each Series of bonds will be separately secured by the Collateral described in the Prospectus Supplement relating to such Series, which Collateral will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the Collateral pledged to secure such Series and will not be affected by the identity of the obligor with respect to such Series of Bonds. The term "ISSUER", as used herein with respect to a Series of Bonds, refers to the entity (Fund America or a Trust, as the case may be) that issues and administers such Series of Bonds.


     Each Series of Bonds will be issued pursuant to an Indenture between the respective Issuer of such Series and the Indenture Trustee thereunder. Such Indenture may be in the form of a Terms Indenture incorporating by reference the Standard Indenture Provisions of the Issuer. The Indenture relating to each Series of Bonds will be filed with the commission promptly following the closing of the sale of such Series of Bonds. Each Series of Bonds will be secured by the pledge to the Indenture Trustee under the Indenture of all of the Issuer's right, title and interest in one or more of the following: (i) Agency Certificates, (ii) Non-Agency Certificates, (iii) Private Mortgage-Backed Securities, (iv) residual interests in Agency Certificates and Private Mortgage-Backed Securities, (v) Other Mortgage Securities, or (vi) a combination of such Mortgage-Related Assets.


                             SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following factors in connection with the purchase of Bonds.

     Limited Liquidity. There will be no market for the Bonds of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.


     Limited Assets. The Issuer does not have, nor is it expected in the future to have, any significant assets other than assets pledged to secure separately each outstanding Series of its Bonds. Consequently, holders of Bonds of each Series must rely upon distributions on the Mortgage-Related Assets securing such Series of Bonds, together with the reinvestment income thereon, if so provided in the related Prospectus Supplement, and, if applicable, the cash to be withdrawn from the related Reserve Fund for the payment of principal of, and interest on, that Series of Bonds. In addition, funds remaining in a Collection Account for a Series of Bonds immediately after payment of fees and expenses required to be paid therefrom and after each required payment of principal of, and interest on, such Series of Bonds has been paid in full (other than any funds required to be deposited in a related Reserve Fund) will be promptly remitted to the Issuer. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. Any amounts withdrawn by the Issuer from a Collection Account or Reserve Fund will no longer be subject to the lien of the Indenture. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities (except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless provided otherwise in the related Prospectus Supplement, but is accrued on such Compound Interest Bonds and added to principal. See "The Indenture Rights Upon Event of Default." Neither the Issuer nor any affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series issued hereby.


     Sale of Collateral on Default; Interest Rate Considerations. Upon an Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee, there is no assurance that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Mortgage-Related Assets securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.



     Deposits, Substitutions and Withdrawals of Collateral. To the extent provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the Closing Date for such Series, deposit additional Mortgage-Related Assets and withdraw Mortgage-Related Assets previously pledged to secure such Series or assets deposited in a Reserve Fund for such Series. The effect of deposit or substitution of other Mortgage-Related Assets as Collateral for a Series may be to (i) overcollateralize such Series, thus limiting the amount of funds available for application to payments of principal on such Series of Bonds, or (ii) alter the characteristics of the Mortgage-Related Assets securing such Series, either of which may alter the timing and amount of principal and/or interest payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds Deposits, Substitution and Withdrawal of Mortgage-Related Assets."


     Nature of Direct or Indirect Backing for Bonds. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds FNMA" and "Security for the Bonds FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates, Private Mortgage-Backed Securities or Other Mortgage Securities may describe certain arrangements through which such Mortgage-Related Assets, and/or the Mortgage Loans underlying such Mortgage-Related Assets are insured, guaranteed or otherwise backed, but any such guarantee will inure only to the benefit of such Non-Agency Certificates, Private Mortgage-Backed Securities or Other Mortgage Securities or underlying Mortgage Loans, as the case may be, and will not guarantee the payment of principal or interest on the Bonds of such Series. Any such backing may be subject to contingencies described in the applicable Prospectus

Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.


     Insurance Considerations for Certain Non-Agency Certificates and Private Mortgage-Backed Securities. Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate or Private Mortgage-Backed Security may result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy, guarantee or comparable instrument, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate or Private Mortgage-Backed Security will result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security. Any such loss on a Non-Agency Certificate or Private Mortgage-Backed Security, if not covered by funds available in the Reserve Fund, if any, or Collection Account, or by a guarantee, will result in a loss to Bondholders.


     Junior Lien Mortgage Loans. An overall decline in the residential real estate market could adversely affect the values of the properties securing the Mortgage Loans, which may be Title I Loans, with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the related Mortgaged Properties. Since Mortgage Loans secured by junior (i.e. second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related Certificate Trustee as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries of senior mortgagees. A rise in interest rates over a period of time, the general condition of the related Mortgaged Property and other factors may also have the effect of reducing the value of such Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the ratio of the amount of the Mortgage Loan to the value of the related Mortgaged Property may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Even assuming that the related Mortgaged Property provides adequate security for the junior lien Mortgage Loan, substantial delay could be encountered in connection with the liquidation of a defaulted Mortgage Loan and corresponding delays in the receipt of related proceeds by the Indenture Trustee could occur, which could delay payments to Bondholders. Further, liquidation expenses such as legal fees, real estate taxes, and maintenance and preservation expenses) could reduce the proceeds available for ultimate payment to Bondholders and thereby reduce the security for the junior lien Mortgage Loan. In the event that any of the related Mortgaged Properties fail to provide adequate security for the related junior lien Mortgage Loan and any related credit enhancement has been exhausted, Bondholders would experience a loss.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage underlying the Mortgage-Related Assets are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.


     Federal Income Tax Considerations. All of the Compound Interest Bonds will be, and certain of the other Regular Bonds may be, issued with original issue discount for federal income tax purposes. Holders of such Bonds having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to original issue discount for this purpose. At certain fast Mortgage Related Asset prepayment rates, original issue discount may occur on certain classes of Bonds that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Bonds -- Taxation of REMIC Regular Bonds Original Issue Discount" and "Market Discount."

     The issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("RESIDUAL BONDHOLDERS") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Bonds -- Taxation of Residual Bonds."


     Funds Available for Redemptions at the Request of Bondholders. With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders, there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

          1. Scheduled principal payments on the Mortgage Loans underlying each Mortgage-Related Asset pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Mortgage-Related Assets and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Mortgage-Related Assets securing the Series. See "Security for the Bonds."

          2. Prepayments of principal on Mortgage-Related Assets are least likely to occur during periods of higher interest rates when it is expected that requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Mortgage-Related Assets securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

          3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

     Book Entry Registration. Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

                                   THE ISSUER

GENERAL

     The Bonds offered hereby and by the related Prospectus Supplements will be issued in Series by Fund America Investors Corporation ("FUND AMERICA") or by trusts beneficially owned by Fund America. Fund America is a limited purpose finance corporation established for the purpose of issuing one or more Series of Bonds and similar series of bonds directly or through one or more trusts initially beneficially owned by it (each, a "TRUST"). Each Series of Bonds will be separately secured by the Collateral described in the Prospectus Supplement relating to such Series, which Collateral will constitute the only assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the Collateral pledged to secure such Series and will not be affected by the identity of the Issuer with respect to such Series of Bonds. The term "ISSUER," as used herein with respect to a particular Series of Bonds, refers to the entity (Fund America or a Trust, as the case may be) that issues and administers such Series of Bonds.

     The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain payment information concerning the Bonds. See "Description of the Bonds -- General."

FUND AMERICA INVESTORS CORPORATION


     Fund America was incorporated under the laws of the State of Delaware on October 19, 1987. Its principal executive offices are located at Plaza Tower One, Suite 1200A, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111. Its telephone number is (303) 290-6024.


     Fund America has not engaged, and will not engage, in any business or investment activities other than:

          (i) issuing and selling Bonds under the Indenture and receiving, owning, holding and pledging as Collateral therefor the related Mortgage-Related Assets or the Mortgage Loans underlying any Mortgage-Related Assets;

          (ii) establishing, acquiring and selling the beneficial interests of one or more Trusts to issue and sell bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor mortgage-related assets similar in nature to the Collateral;

          (iii) investing cash balances on an interim basis in high quality short-term securities;

          (iv) purchasing, owning, holding, pledging or selling other mortgage-related assets; provided, however, that any indebtedness incurred in connection with such transactions shall be secured only by collateral other than the Collateral or shall be subordinate to the Bonds, and

          (v) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto.


     Article III of Fund America's Certificate of Incorporation limits Fund America's purposes to the above and provides that any Bonds issued by Fund America must be rated in the highest rating category established for such Bonds by one or more nationally recognized statistical rating agencies. Any Class of a Series of Bonds offered by the Prospectus Supplement for such Series of Bonds and issued by a Trust must be rated in one of the four highest rating categories established for such Bonds by one or more nationally recognized statistical rating agencies. Article VIII of Fund America's Certificate of Incorporation prohibits Fund America, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any entity or conveying or transferring its properties and assets to any other entity, except to a trust beneficially owned by it or a corporation wholly owned, directly or indirectly by any person or entity owning, directly or indirectly, 100% of the outstanding common stock of Fund America and having a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of Fund America's Certificate of

Incorporation. The Issuer has no intention of filing a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and the Issuer does not foresee becoming insolvent.


TRUST ISSUER


     Any Trust established to act as an Issuer of one or more Series of Bonds will be created pursuant to a Deposit Trust Agreement between Steven B. Chotin or Fund America (the "INITIAL DEPOSITOR"), acting as depositor, and a bank, trust company or other fiduciary, acting as Owner-Trustee. The Initial Depositor (if Steven B. Chotin) will transfer all of the Certificates of Beneficial Ownership of each such Trust to Fund America prior to any issuance of Bonds by such Trust. Fund America may sell or assign such Certificates of Beneficial Ownership, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Trust.

     The Trust issuing a Series of Bonds will pledge the Collateral securing such Series of Bonds to the Indenture Trustee under the Indenture for such Series. The Bond Trustee will hold such Collateral as security for the Bonds of such Series. Each Indenture will prohibit such Trust from incurring debt obligations other than Bonds and similar series of bonds unless (i) the debtholder's sole recourse with respect to such obligations is to collateral other than the Collateral or (ii) such obligations are subordinate to the Bonds.

     Each Deposit Trust Agreement will provide that the Trust created under such agreement may not engage in any activities other than (i) issuing and selling one or more Series of Bonds and other similar series of bonds, (ii) purchasing, owning, holding, pledging, or selling Mortgage-Related Assets; provided, however, that any indebtedness incurred in connection with such transactions shall be secured only by collateral other than the Collateral or shall be subordinate to the Bonds, and (iii) other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto.


     No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner-Trustee and holders representing 50% of the Certificates of Beneficial Ownership of the Trust. In addition, the amendment of certain provisions of a Deposit Trust Agreement may require the consent of the Indenture Trustee with respect to each Series of Bonds issued by the related Trust. The holders of Certificates of Beneficial Ownership of a Trust will not be liable for payment of principal or interest on the Bonds of any Series issued by such Trust and each of the holders of the Bonds of such Series will be deemed to have released such holders of Certificates of Beneficial Ownership from any such claim, liability or obligation on or with respect to such Bonds.


     Each Deposit Trust Agreement will provide that the holders of Certificates of Beneficial Ownership of the Trust created under such agreement shall indemnify the Owner-Trustee against all losses and liability suffered by it in acting upon the holders' instructions, except in the case of willful misconduct or gross negligence on the part of the Owner-Trustee. The Owner-Trustee will have no liability for action taken by it in good faith in reliance upon direction to it for the disposition of monies or collateral pursuant to a Deposit Trust Agreement.

MANAGEMENT AGREEMENT


     The Issuer may enter into a management agreement (the "MANAGEMENT AGREEMENT") with Fund America Management Corporation ("FAMC") or another entity (FAMC or such other entity which has entered into a Management Agreement with the Issuer being referred to herein as the "MANAGER"), pursuant to which the Manager will, among other things, prepare and make such reports as are required to be delivered by the Issuer to the Indenture Trustee and provide advisory, accounting, administrative, clerical and other services required in the conduct of the Issuer's business. As compensation for its services, the Issuer will pay the Manager a management fee. The Manager will not assume any responsibility under the Management Agreement other than to render services called for thereunder and may subcontract to a third party all or a portion of its duties thereunder. The Manager and its affiliates, shareholders, directors, officers and employees will not be liable to the Issuer, the Bondholders or others, except by reason of acts constituting bad faith, gross negligence or willful misconduct. The Manager and its affiliates will be indemnified with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature in respect of acts or omissions performed or omitted by it in accordance with the standards set forth in the preceding sentence.

     All of the outstanding common stock of FAMC is owned by Steven B. Chotin, who also owns all of the outstanding common stock of Fund America and who may act as Initial Depositor with respect to the formation of any Trust Issuers. See "The Issuer -- Fund America Investors Corporation" and "-- Trust Issuer."


                                USE OF PROCEEDS


     The Issuer will use substantially all of the net proceeds from the sale of a Series of Bonds either to (i) pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Collateral securing the Bonds and/or
(ii) to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Mortgage Loans underlying the Mortgage-Related Assets securing the Bonds. Subsequently, an Issuer may distribute to the shareholders or beneficial owners of the Issuer, as the case may be, all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL


     The Bonds of each Series will be issued pursuant to an Indenture between the respective Issuer of such Series and the Indenture Trustee, and will be secured by the Collateral pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement.


     The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture relating to each Series of Bonds.

     The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

     The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith.

     Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the corporate trust office of the Indenture Trustee or the New York office of the Paying Agent for such Series of Bonds. Payments of principal of, and interest on, each Series of Bonds may be made by wire transfer if so provided in the related Prospectus Supplement and Indenture. With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

     The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, and the remaining unpaid principal amount of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds of each Class of the same Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond.


     The Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, with respect to each Series of Bonds for which principal payments are determined on the basis of the Bond Values of the Mortgage-Related Assets deposited as Collateral for such Series, such Mortgage-Related Assets will have, on the date of issuance of the Bonds of such Series, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series, and (b) will produce, together with other deposited Collateral, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to support the interest payments required to be made on the Bonds of the Series while they are to be outstanding. See "Security for the Bonds."



CLASSES OF BONDS



     Each Series of Bonds will be issued in one or more Classes. The Bonds of each Class will be secured by (i) any payments in respect of assets securing the Bonds that are allocable to principal and (ii) any payments in respect of assets securing the Bonds that are allocable to interest on the principal balance or notional principal balance of such Bonds from time to time at the Bond Interest Rate (defined below), if any, applicable to such Class of Bonds as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of a Series of Bonds may be secured by separate groups of assets.



     Each Class of Bonds that is entitled to payments of interest will bear interest at a fixed rate (which may be zero) or a rate that is subject to change from time to time (i) in accordance with a schedule, (ii) in reference to an index, or (iii) otherwise (each, a "BOND INTEREST RATE"), in each case as specified in the Prospectus Supplement. One or more Classes of Bonds may provide for interest that accrues, but is not currently payable ("COMPOUND INTEREST BONDS"). Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of Bonds may be entitled to receive payments of interest only to the extent of amounts available to make such payments. With respect to any Class of Compound Interest Bonds, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Payment Date will be added to the aggregate principal balance of such Class of Bonds on that Payment Date.



     A Series of Bonds may include one or more Classes entitled only to payments
(i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and principal prepayments) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and principal prepayments) and interest. A Series of Bonds may consist of one or more Classes as to which payments will be allocated (i) on the basis of collections from designated portions of the assets securing the Bonds, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such payments may vary among Classes, over time or otherwise, in each case as specified in the Prospectus Supplement.



     A Series of Bonds may include one or more Classes of Scheduled Amortization Bonds and Companion Bonds. "SCHEDULED AMORTIZATION BONDS" are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. "COMPANION BONDS" are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage-Related Assets than will the Scheduled Amortization Bonds of such Series.



     One or more Series of Bonds may constitute a Series of "SPECIAL ALLOCATION BONDS", which may include senior Bonds, subordinated Bonds, Priority Bonds and Non-Priority Bonds. As specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, the timing and/or priority of payments of principal and/or interest may favor one or more Classes of Bonds over one or more other Classes of Bonds. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the assets securing the Bonds for such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds and payments from such assets may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Bonds in a Series may be comprised of one or more Classes of senior Bonds having a priority in right to payments of principal and interest over one or more Classes of subordinated Bonds, to the extent described in the related Prospectus Supplement, as a form of credit enhancement. Typically, the subordinated Bonds will carry a rating by the rating agencies lower than that of the senior Bonds. In addition, one or more Classes of Bonds ("PRIORITY BONDS") may be entitled to a priority of payments of principal or interest from assets securing the Bonds over another Class of Bonds ("NON-PRIORITY BONDS"), but only after the exhaustion of other credit enhancement applicable to such Series. The Priority Bonds and Non-Priority Bonds nonetheless may be within the same rating category.


PAYMENTS OF INTEREST


     The Bonds of each Class will bear interest on their unpaid principal balances from the date and at the Bond Interest Rate specified in, or determined as specified in, the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes of Bonds may be entitled to receive payments of interest only to the extent of amounts available to make such payments. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.



     One or more Classes of Bonds of a Series may bear interest at a floating rate ("FLOATING INTEREST RATE BONDS"). The interest rate of a Class of Floating Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "MAXIMUM FLOATING INTEREST RATE") or an interest rate minimum (the "MINIMUM FLOATING INTEREST RATE") or both, subject to general market conditions. For each Class of floating Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("FLOATING INTEREST RATE") for the initial Interest Accrual Period on the Floating Interest Rate Bonds, the intervals at which the Floating Interest Rate will be recalculated, and the periods (each such period, a "FLOATING INTEREST RATE PERIOD") over which the initial Floating Interest Rate and each successively calculated Floating Interest Rate shall apply and the formula or index by which the Floating Interest Rate for each succeeding Floating Interest Rate Period will be determined. The interest payment dates on Floating Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same as the Payment Dates for the other Bonds of such Series but may be either more or less frequent.


PAYMENTS OF PRINCIPAL

     On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the

Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class, unless otherwise provided in the related Prospectus Supplement. In any event, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

     Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of

          (i) the amount of interest, if any, accrued on any Compound Interest Bonds of such Series in the prior Interest Accrual Period but not then payable,

          (ii) an amount (the "BASIC PRINCIPAL PAYMENT") determined on the basis of the Bond Values (as defined below) of the Mortgage-Related Assets securing such Series in a specified period (a "DUE PERIOD") ending subsequent to the previous Principal Payment Date, and

          (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement.


     The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "-- Description of the Bonds -- Special Redemption."


     The "BOND VALUE" for a Mortgage-Related Asset represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Mortgage-Related Asset, can be supported by the distributions on such Mortgage-Related Asset, together with (depending on the type of Mortgage-Related Asset and the method used to determine its Bond Value) the reinvestment income thereon (unless otherwise specified in the related Prospectus Supplement) at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund. For convenience of calculation, Mortgage-Related Assets that are backed by the same pool of Mortgage Loans may be aggregated into one or more groups (a "BOND VALUE GROUP"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Mortgage-Related Assets included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Mortgage-Related Assets included in such Bond Value Group.


     There are a number of alternative means of determining the Bond Value of a Mortgage-Related Asset, including determinations based on the discounted present value of the remaining scheduled distributions on such Mortgage-Related Asset and determinations based on the relationship of the interest rate borne by such Mortgage-Related Asset and by the related Bonds. The Prospectus Supplement for a Series of Bonds for which principal payments are determined in part on the basis of the Bond Values of the related Mortgage-Related Assets will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, with respect to each Series for which principal payments are determined in part on the basis of the Bond Value of the related Mortgage-Related Assets, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.



     If applicable to the calculation of payments on a Series of Bonds, the Assumed Reinvestment Rate for such Series will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Bonds for which principal payments will be determined in part on the basis of Spread, the "SPREAD" for each Series of Bonds as of any Payment Date is the excess, if any, of the sum of


          (i) all distributions received on the Mortgage-Related Assets securing such Series of Bonds in the Due Period prior to such Payment Date,

          (ii) the reinvestment income thereon, and

          (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Payment Date and reinvestment income thereon,

over the sum of

          (i) all interest payable on the Bonds of such Series on such Payment Date,

          (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Payment Date,

          (iii) interest, if any, accrued on any Compound Interest Bonds of such Series in the prior Interest Accrual Period but not then payable,

          (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period, and

          (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.

MATURITY OF THE BONDS

     All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA LOANS"), mortgage loans insured or co-insured by the FHA and used to construct, purchase, rehabilitate or refinance a variety of properties including multifamily rental housing, nursing homes and hospitals ("FHA PROJECT LOANS") or mortgage loans insured by the Farmers Home Administration ("FMHA LOANS") or partially guaranteed by the Veterans' Administration ("VA LOANS"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("CONVENTIONAL LOANS") and may also consist of FHA, FmHA or VA Loans. The Mortgage Loans underlying any Private Mortgage-Backed Securities may have credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement (as defined herein), letters of credit, surety bonds, insurance policies or other types of credit support. Each Mortgage-Related Asset will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.


     Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the Stated Maturity for each Class of Bonds of such Series is the date on which the principal thereof will be fully paid, assuming


          (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage-Related Assets securing such Bonds;

          (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series; and

          (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.


     Due to the fact that the aggregate amount of the principal payment required to be made on a Class of Bonds on a Payment Date will be affected by the amount of principal received on the related Mortgage-

Related Assets in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity.


     The Prospectus Supplement for each Series of Bonds may contain a table setting forth (i) the projected weighted average life of each Class of Bonds of such Series and (ii) the percentage of the original principal amount of each Class of Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series in each case based on the assumption that prepayments on the Mortgage Loans underlying the related Mortgage-Related Asset are made at rates corresponding to various percentages of the prepayment model and on such other assumptions as may be specified in such Prospectus Supplement.


REDEMPTION AT THE REQUEST OF BONDHOLDERS

     To the extent permitted by the Prospectus Supplement and Indenture for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.

SPECIAL REDEMPTION

     The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified date in each month other than a month including a Principal Payment Date (each, a "SPECIAL REDEMPTION DATE"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Mortgage-Related Assets pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Mortgage-Related Assets, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

     Unless otherwise specified in the related Prospectus Supplement, all payments of principal pursuant to any special redemption will be paid in the same priority and manner as payments of principal on Principal Payment Dates. Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the special redemption date. The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement.

REDEMPTION AT THE OPTION OF THE ISSUER


     The Issuer, at its option, may redeem all or a portion of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price for any Bond so redeemed will be as specified in the related Prospectus Supplement, together with, if specified in the Prospectus Supplement, accrued interest thereon to the date specified in the related Prospectus Supplement.


OPTIONAL FLOATING INTEREST RATE BOND REDEMPTION

     Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Issuer's Spread to redeem any Class of Floating Interest Rate Bonds, in whole or in part (an

"OPTIONAL FLOATING INTEREST RATE BOND REDEMPTION"), on any Payment Date for such Floating Interest Rate Bonds, at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement, if the Floating Interest Rate at which interest on such Class of Floating Interest Rate Bonds accrues during the Floating Interest Rate Period applicable to such Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Floating Interest Rate set forth in the related Prospectus Supplement. If any such Optional Floating Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. Accordingly, after a redemption in full of a Class of Floating Interest Rate Bonds in which any Optional Floating Interest Rate Bond Redemption has occurred, if so provided in a Prospectus Supplement, there may be a period of time, such period to include one or more Payment Dates, after the Class of Floating Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "TIME-OUT PERIOD"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Payment Date on which they would otherwise have commenced if there had been no Optional Floating Interest Rate Bond Redemptions in that Series.

PROCEDURES AND REDEMPTION NOTICES

     With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price,
(c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.

BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be Book Entry Bonds issued and held in the form of a single certificate issued in the name of a Clearing Agency registered with the Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Bonds.

     Purchasers and other Beneficial Owners of Book Entry Bonds may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants and will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Special
Considerations -- Book Entry Registration."

     If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

                             SECURITY FOR THE BONDS

GENERAL


     Each Series of Bonds will be secured by assignments to the Indenture Trustee of collateral (the "COLLATERAL") consisting of (i) Mortgage-Related Assets, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions, if so stated in the related Prospectus Supplement, and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. See "Description of the Bonds Payments of Principal." Unless otherwise specified in the related Prospectus Supplement, the Collateral securing a Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.



AGENCY CERTIFICATES



     GNMA. The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, certificates that are based on and backed by a pool of mortgage loans insured by the FHA under the Housing Act, or Title V of the Housing Act of 1949, or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.


     GNMA Certificates. Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA 11 Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA SERVICER") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FHA Project Loans, FHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.


     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

     Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date. Such Mortgage Loans may be secured by either one- to four-family or multi-family residential properties.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA 11 Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA 11 Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

     GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "GUARANTY AGREEMENT") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guarantee Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

     If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. The Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at the Participants Trust Company ("PTC"), a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans or FHA Project Loans having the characteristics specified in such Prospectus Supplement.


     FNMA. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

     Although the Secretary of the Treasury of the United States has discretionary authority to lend funds to FNMA, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.


     FNMA Certificates. Each FNMA Certificate securing a Series of Bonds will be backed by a pool of Mortgage Loans which may consist of FHA Loans, VA Loans or Conventional Loans. Such Mortgage Loans may be secured by either one- to four-family or multifamily residential properties. FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such certificate holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the Mortgage Loans in the pool represented by such FNMA Certificate (less servicing and guarantee fees aggregating the excess of the interest on such Mortgage Loans over the FNMA Certificate's pass-through rate), and such certificate holder's proportionate interest in the full principal amount of any foreclosed or other liquidated Mortgage Loan, in each case whether or not such amounts are actually received.


     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     Mortgage Loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any Mortgage Loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the Mortgage Loans underlying a FNMA Certificate may be between one-half percentage point and two and one-half percentage points greater than the annual interest rate for a FNMA Certificate.

     Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the Mortgage Loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such Mortgage Loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

     If specified in a Prospectus Supplement, FNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC ACT"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. All of the mortgage loans evidenced by a FHLMC Certificate are conventional mortgages and therefore do not have the benefit of any guarantee on insurance by, and are not obligations of, the United States or any agency or instrumentality of the United States.


     FHLMC Certificates. Each FHLMC Certificate will represent an undivided interest in a pool of first lien FHA Loans, VA Loans or Conventional Loans. Such Mortgage Loans may be secured by either one- to four-family or multifamily residential properties, FHLMC guarantees to each registered holder of a FHLMC Certificate that it will distribute amounts representing such certificate holder's proportionate interest in interest payments on the Mortgage Loans in the pool represented by such FHLMC Certificate (less servicing and guarantee fees aggregating the excess of the interest on such Mortgage Loans over the FHLMC Certificate's pass-through rate), whether or not such amount is actually received, and such certificate holder's proportionate interest in scheduled principal payments on such Mortgage Loans, if timely received. FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a Mortgage Loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage, but not later than (i) thirty days following foreclosure sale, (ii) thirty days following payment of the claim by any mortgage insurer, or (iii) thirty days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgages underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment in the same manner as for mortgages' which it has purchased but not sold.


     In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying Mortgage Loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such Mortgage Loan ("SCHEDULED PRINCIPAL"). Servicers of the Mortgage Loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related Mortgage Loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the Mortgage Loans in the pools represented by such FHLMC Certificates.

     The obligations of FHLMC under its guarantees are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     If specified in a Prospectus Supplement, FHLMC Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


     Stripped Agency Certificates. Agency Certificates may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Certificate will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates,

FNMA Certificates, FHLMC Certificates, or other Agency Certificates. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Certificate to the same extent as such entity guarantees the underlying securities backing such stripped Agency Certificate, unless otherwise specified in the related Prospectus Supplement.



     Other Agency Certificates. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Certificates may be held in a Trust Fund.


NON-AGENCY CERTIFICATES

     Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens or junior liens on single-family (one- to four-unit) residential properties or multi-family (five or more units) residential properties, which Mortgage Loans may be Title I Loans. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates backed directly by Mortgage Loans will be issued pursuant to a Pooling and Administration Agreement (the "POOLING AND ADMINISTRATION AGREEMENT") among the entity forming such Non-Agency Certificates (the "OWNER"), an administrator (the "ADMINISTRATOR") and a trustee acting under such Pooling and Administration Agreement (the "CERTIFICATE TRUSTEE"). Non-Agency Certificates backed by Agency Certificates will be issued pursuant to a Funding Agreement (the "FUNDING AGREEMENT") among the entity forming such Non-Agency Certificates (the "FUNDING AGREEMENT OWNER") and a trustee acting under such Funding Agreement (the "FUNDING AGREEMENT TRUSTEE").

     The Mortgage Loans directly backing the Non-Agency Certificates issued under a Pooling and Administration Agreement will be serviced by one or more loan servicing institutions (the "SERVICERS") pursuant to servicing agreements between each Servicer and the Owner (each a "SERVICING AGREEMENT"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Servicers of the Mortgage Loans covered thereby will be required to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by

          (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby;

          (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability;

          (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance, and/or

          (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates backed directly by Mortgage Loans, including, if applicable, any insurance for Title I Loans under the Title I Program.

     All of the Funding Agreement Owner's rights, title and interest in the Agency Certificates directly backing Non-Agency Certificates issued under a Funding Agreement will be assigned to the Funding

Agreement Trustee. Pursuant to the Funding Agreement, distributions on the Agency Certificates will be collected by the Funding Agreement Trustee, and monthly payments of the principal and interest (adjusted to the pass-through rate borne by the Non-Agency Certificates) components of such distributions will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. Each of the Agency Certificates sold or assigned to the Funding Agreement Trustee will have the benefit of the applicable guarantees and other attributes described hereinabove under "GNMA Certificates," "FNMA Certificates" and "FHLMC Certificates," as the case may be, and in the related Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates backed by Agency Certificates.

     Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans or certain mortgage-backed securities, or (b) collateralized mortgage obligations secured by Mortgage Loans or certain mortgage-backed securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS AGREEMENT"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS TRUSTEE"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans relating to such Private Mortgage-Backed Security. Mortgage Loans relating to a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise specified in the related Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer.


     The issuer of the Private Mortgage-Backed Securities (the "PMBS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, neither the PMBS Issuer nor any agency or instrumentality of the United States nor any other person will have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.


     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Mortgage Loans relating to the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features. Such Mortgage Loans may be secured by first liens or junior liens on single family (one- to four-unit) residential properties, manufactured homes or multi-family (five or more units) residential properties, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative and such Mortgage Loans may be Title I Loans.

     Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans relating to the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     The related Prospectus Supplement for a Series of Bonds will describe any Private Mortgage-Backed Securities to be pledged as security for such Series, and will specify certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities.

OTHER MORTGAGE SECURITIES


     Other Mortgage Securities include any securities other than Agency Certificates and Private Mortgage-Backed Securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities. Other Mortgage Securities may include new types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a Series of Bonds will describe any Other Mortgage Securities to be pledged as security for such Series.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF MORTGAGE-RELATED ASSETS


     Subject to the limitations set forth in the Indenture and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Mortgage-Related Assets or substitute new Mortgage-Related Assets for Mortgage-Related Assets previously pledged as Collateral for such Series or for assets deposited in a Reserve Fund for such Series. With respect to each Series of Bonds with respect to which principal payments are determined on the basis of Bond Values, unless otherwise provided in the related Prospectus Supplement, following any such deposit, substitution or withdrawal of Mortgage-Related Assets, the Mortgage-Related Assets securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


RESERVE FUNDS


     If specified in the Prospectus Supplement relating to a Series of Bonds, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, Eligible Investments, other similar instruments, or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer on the closing date for such Series of Bonds in one or more Reserve Funds established by the Indenture Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood that funds will be available to make timely payments on the Bonds, to provide additional protection against losses in respect of the Mortgage-Related Assets securing such Bonds, to pay certain expenses or for other purposes specified in the Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. "ELIGIBLE INVESTMENTS" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies rating the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a bank acceptable to the rating agency or agencies rating such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement, Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement prepared by the Indenture Trustee. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement.



OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS



     If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement.


COLLECTION ACCOUNT


     A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) distributions and payments on the Mortgage-Related Assets securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the day preceding the next Payment Date for the related Series of Bonds. Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee.


MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


PRE-FUNDING ARRANGEMENTS



     To the extent provided in the related Prospectus Supplement for a Series, the related Indenture will provide for a commitment by the Issuer to subsequently purchase additional Mortgage-Related Assets ("SUBSEQUENT MORTGAGE-RELATED ASSETS") following the date on which the related Bonds are issued (a "PRE-FUNDING ARRANGEMENT"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Mortgage-Related Assets included in the Trust Estate conform to the requirements and conditions provided in the related Indenture. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Bonds, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "PRE-FUNDING ACCOUNT") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Bonds of such Series; and, subsequently, the Issuer will acquire Subsequent Loan Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Mortgage-Related Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than twenty-five percent (25%) of the aggregate proceeds received from the sale of all Classes of Bonds of such Series.



     If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Bonds as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Mortgage-Related Assets to be included as part of the Trust Estate after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Bonds, no assurance can be given that such a distribution with respect to the Bonds will not occur on the Payment Date following the termination of the Pre-Funding Arrangement. In any event, it is unlikely that the Issuer will be able to deliver Subsequent Mortgage-Related Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Bonds of the related Series, as set forth in related Prospectus Supplement.



     As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Indenture, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each rating agency rating the Series of Bonds at the time at which the investments are made (collectively "PERMITTED INSTRUMENTS"); and provided further that an investment in such Permitted Instruments will not require the Issuer to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Instruments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable Series of Bonds.



     The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Bonds and the sale and assignment of the Mortgage-Related Assets to the Issuer through the incremental delivery of the Mortgage-Related Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Mortgage-Related Assets by the Issuer and the issuance of a larger principal amount of Bonds for such Series than would be the case without a Pre-Funding Arrangement.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

THE MORTGAGE LOANS

  General

     Mortgages. The Mortgage Loans, including any multifamily loans, will be secured either by deeds of trust or mortgages, each of which creates a lien upon the real property encumbered thereby (the "MORTGAGED PROPERTY"). The lien created by a mortgage is not prior to the lien for real estate taxes and assessments on the related Mortgaged Property. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid. in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be cooperative apartment loans secured by security interests in shares issued by cooperative housing corporations ("COOPERATIVE LOANS"). The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

  Foreclosure

     Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resole the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     When the beneficiary under a junior deed of trust cures the default and state law allows the beneficiary to reinstate or redeem by paying the full amount of the senior deed of trust, then in those states the amount paid by the beneficiary to so cure or redeem generally becomes a part of the indebtedness secured by the junior deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgages or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  Junior Liens; Rights of Senior Mortgagees or Beneficiaries

     Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e. second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

     The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or deed of trust.

     Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

  Right of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust, Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter II or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  Enforceability of Certain Provisions

     Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("WINDOW PERIOD LOANS"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. German Act by the Federal Home Loan Bank Board as succeeded by the OTS, also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability to enforce due-on-sale clauses may result in the pool of Mortgage Loans including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

  Adjustable Rate Loans

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee or PMBS Trustee holding such loans will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

  Environmental Legislation

     Certain states impose a statutory lien for associated costs on Property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the Certificate Trustee or PMBS Trustee) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by the Certificate Trustee or PMBS Trustee and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee or PMBS Trustee. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related series of Bonds realizing a loss if associated costs were required to be paid by the Certificate Trustee or PMBS Trustee. The Issuer, the Administrator, the Underwriters, the Certificate Trustee, the PMBS Trustee, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Certain states have enacted legislation rejecting the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     With respect to Title I Loans, Section 529 of the National Housing Act (12 U.S.C. sec. 1735f-7) provides that state usury limitations are not applicable to any loan, mortgage or advance which is insured under Title 1. The statute authorized any state to reimpose interest rate limits by adopting a provision of law. No state has enacted any reported statute to reimpose interest rate limits with respect to any loan, mortgage or advance which is insured under Title 1.

  Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Unless otherwise specified in the Prospectus Supplement for a series of Bonds, any shortfalls in interest collections resulting from application of the Relief Act to the related underlying Mortgage Loans would result in losses to the holders of such Bonds.

THE TITLE I PROGRAM

  General

     Certain of the Mortgage Loans comprising an underlying pool of Mortgage Loans may be loans insured under the FHA Title I credit insurance program created pursuant to Sections I and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the tender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS") and manufactured home loans ("MANUFACTURED HOME LOANS"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan means a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

     In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistant from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOANS INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

  Requirements for Title I Loans

     The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that if such loan amount exceeds $15,000 the borrower have equity in the property being improved at least equal to the amount of the Title I Loan. If the loan amount is $15,000 or less, there is no requirement that the borrower have any available equity in the property being improved over and above the total of all liens on such property, including the Title I Loan. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate. In addition, an appraisal of the real property is required on all Title I Loans with an original principal balance in excess of $15,000, except with respect to any Title I Loans originated prior to 1992.

  FHA Insurance Coverage

     Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, the FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans, (ii) the amount of the Annual Reductions attributable to such insured loans and (iii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "ANNUAL REDUCTION") on each October 1 in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

  Claims Procedures Under Title I

     Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Mortgaged Property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Mortgaged Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Mortgaged Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than 9 months after the date of default of such loan for any Title I Loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the U.S., the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "CLAIMABLE AMOUNT" is equal to 90% of the sum of. (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys' fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

                        FEDERAL INCOME TAX CONSEQUENCES



     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Bonds.



     The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the 1986 Act, including, where applicable, the intended meaning ascribed to the provisions of the 1986 Act by the Committee Report accompanying the 1986 Act, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1993, and the Small Business Job Protection Act of 1996. The discussion also reflects certain final Treasury regulations issued December 23, 1992, concerning REMICs. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.



     For purposes of this discussion, the term "REMIC BONDS" includes REMIC Regular Bonds and Residual Bonds.



                FEDERAL INCOME TAX CONSEQUENCES FOR REMIC BONDS


GENERAL


     With respect to a particular Series of Bonds, an election may be made to treat the Trust Estate or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. The Trust Estate or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC POOL." For purposes of this discussion, Bonds of a Series as to which one or more REMIC elections are made are referred to as "REMIC BONDS" and will consist of one or more Classes of "REMIC REGULAR BONDS" and one Class of "RESIDUAL BONDS" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Bonds, counsel to the Issuer will give its opinion generally to the effect that, assuming (i) the making of an appropriate election, (ii) compliance with the Indenture and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Issuer, subject to any qualifications set forth herein. In addition, counsel to the Issuer has prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Bonds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Estate (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Bonds. With respect to each Series of REMIC Bonds, the REMIC Regular Bonds will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Bonds will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Bonds will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage

Loans" will be used to refer to Mortgage Loans, Agency Certificates and Private Mortgage-Backed Securities (other than residual interests and collateralized mortgage loans).



STATUS OF REMIC BONDS



     REMIC Bonds held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Bonds held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Bonds will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for REIT purposes, the REMIC Bonds will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, for purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending payment to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1) and REMIC Bonds will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3).



QUALIFICATION AS A REMIC



     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Treasury Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e. , assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.



     If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under

Treasury regulations, and the REMIC Regular Bonds may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. The Conference Committee Report (the "COMMITTEE REPORT") accompanying the Tax Reform Act of 1986 (the "1986 ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.



TAXATION OF REMIC REGULAR BONDS


  General


     Payments received by holders of REMIC Regular Bonds generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a REMIC Regular Bond will be treated as ordinary income to a holder of the REMIC Regular Bond (the "REMIC REGULAR BONDHOLDER") as they accrue, and principal payments on a REMIC Regular Bond will be treated as a return of capital to the extent of the REMIC Regular Bondholder's basis in the REMIC Regular Bond allocable thereto. REMIC Regular Bondholders must use the accrual method of accounting with regard to REMIC Regular Bonds, regardless of the method of accounting otherwise used by such REMIC Regular Bondholders.


  Original Issue Discount


     REMIC Regular Bonds may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of REMIC Regular Bonds having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a REMIC Regular Bondholder's income in any taxable year will be computed in a manner substantially as described below. REMIC Regular Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to bonds, such as the REMIC Regular Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual or original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("PREPAYMENT ASSUMPTION") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Bonds will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Bonds.



     Under the OID Regulations, each REMIC Regular Bond (except to the extent described below with respect to a REMIC Regular Bond on which payments of principal are made in a single installment or upon an earlier payment by lot of a specified principal amount upon the request of a REMIC Regular Bondholder or by random lot (a "RETAIL CLASS BOND")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a REMIC Regular Bondholder's income. The total amount of original issue discount on a REMIC Regular Bond is the excess of the "stated redemption price at maturity" of the REMIC Regular Bond over its "issue price." The issue price of a REMIC Regular Bond is the first price at which a substantial amount of REMIC Regular Bonds of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial REMIC Regular Bondholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Bond in the issue price of a REMIC Regular Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a REMIC Regular Bond always includes the original principal amount of the REMIC Regular Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate REMIC Regular Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on REMIC Regular Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such REMIC Regular Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a REMIC Regular Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest payments on such REMIC Regular Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the REMIC Regular Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period REMIC Regular Bond that is issued with non-de minimis original issue discount will be included in the REMIC Regular Bond's stated redemption price at maturity. REMIC Regular Bondholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Bond.



     Under a de minimis rule, original issue discount on a REMIC Regular Bond will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Bond multiplied by the weighted average maturity of the REMIC Regular Bond. For this purpose, the weighted average maturity of the REMIC Regular Bond is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each payment in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the REMIC Regular Bond and the denominator of which is the stated redemption price at maturity of the REMIC Regular Bond. Although currently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a REMIC Regular Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a debt instrument includes any de minimis original issue discount in income pro rata as capital gain recognized on retirement of the REMIC Regular Bond as stated principal payments are received. If a subsequent Holder of a REMIC Regular Bond issued with de minimis original issue discount purchases the REMIC Regular Bond at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent

Holder purchases such REMIC Regular Bond at a discount all discount is reported as market discount, as described below.



     Of the total amount of original issue discount on a REMIC Regular Bond, the REMIC Regular Bondholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the REMIC Regular Bond accrued during an accrual period for each day on which he holds the REMIC Regular Bond, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Issuer intends to treat the monthly period ending on the day before each Payment Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each REMIC Regular Bond, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Payment Date for the REMIC Regular Bond. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining payments to be made on the REMIC Regular Bond as of the end of that accrual period that are included in the REMIC Regular Bond's stated redemption price at maturity and (b) the payments made on the REMIC Regular Bond during the accrual period that are included in the REMIC Regular Bond's stated redemption price at maturity, over
(ii) the adjusted issue price of the REMIC Regular Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the REMIC Regular Bond at the issue date giving the effect to the Prepayment Assumption,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a REMIC Regular Bond at the beginning of any accrual period equals the issue price of the REMIC Regular Bond, increased by the aggregate amount of original issue discount with respect to the REMIC Regular Bond that accrued in all prior accrual periods and reduced by the amount of payments included in the REMIC Regular Bond's stated redemption price at maturity that were made on the REMIC Regular Bond in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method.



     Under the method described above, the daily portions of original issue discount required to be included in income by a REMIC Regular Bondholder generally will increase to take into account prepayments on the REMIC Regular Bonds as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of REMIC Regular Bonds can result in both a change in the priority of principal payments with respect to certain Classes of REMIC Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such REMIC Regular Bonds.



     In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and (b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

     A subsequent holder of a Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the REMIC Regular Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the REMIC Regular Bond who purchased the REMIC Regular Bond at its issue price, over
(ii) the amount of any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such REMIC Regular Bond (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such REMIC Regular Bond is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.



     The OID Regulations provide that a holder that acquires a REMIC Regular Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a REMIC Regular Bond with market discount, the REMIC Regular Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such REMIC Regular Bondholder acquires during the year of the election or thereafter. Similarly, a REMIC Regular Bondholder that makes this election for a REMIC Regular Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such REMIC Regular Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a REMIC Regular Bond can not be revoked without the consent of the IRS.



     REMIC Regular Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the REMIC Regular Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the REMIC Regular Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a REMIC Regular Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the REMIC Regular Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the REMIC Regular Bond's term, (ii) the cap or floor is not reasonably expected to cause the


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yield on the REMIC Regular Bond to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the REMIC Regular Bond's term will be significantly less or greater than the average value of the rate during the final half of the REMIC Regular Bond's term.



     If a variable rate REMIC Regular Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the REMIC Regular Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the REMIC Regular Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate REMIC Regular Bond is not described in the previous sentence, the REMIC Regular Bond is treated as a fixed rate REMIC Regular Bond with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a REMIC Regular Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the REMIC Regular Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate REMIC Regular Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the REMIC Regular Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the REMIC Regular Bond would be approximately the same as the fair market value of the hypothetical security.



     Under the OID Regulations, a variable rate REMIC Regular Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued June 11, 1996 (the "CONTINGENT DEBT REGULATIONS"), and are generally effective August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.



     The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the REMIC Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the REMIC Regular Bond that


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


were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the REMIC Regular Bonds, including REMIC Regular Bonds which may be subject to the contingent payment rules.



     Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Mortgage Loans or the mortgage loans underlying the Mortgage Assets as having qualified stated interest if the Mortgage Loans or the underlying mortgage loans are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Bonds.



     It is not clear how income should be accrued with respect to REMIC Regular Bonds issued at a significant premium and with respect to REMIC Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("PREMIUM REMIC REGULAR BONDS"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing securities issued with contingent payments.



  Market Discount



     A purchaser of a REMIC Regular Bond also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the REMIC Regular Bond (i) is exceeded by the stated redemption price at maturity of the REMIC Regular Bond or (ii) in the case of a REMIC Regular Bond having original issue discount, is exceeded by the sum of the issue price of such REMIC Regular Bond plus any original issue discount that would have previously accrued thereon if held by an original REMIC Regular Bondholder (who purchased the REMIC Regular Bond at its issue price), in either case less any prior payments included in the stated redemption price at maturity of such REMIC Regular Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such REMIC Regular Bond are received, in an amount not exceeding any such payment. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a REMIC Regular Bond issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for


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


such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the REMIC Regular Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a REMIC Regular Bond over the interest payable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the REMIC Regular Bond for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the REMIC Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the REMIC Regular Bondholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such REMIC Regular Bondholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a security where the holder of the security is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the security, and (3) requesting consent to revoke an election under Section 1278(b) of the Code.



     By analogy to the OID Regulations, market discount with respect to a REMIC Regular Bond will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Bond multiplied by the weighted average maturity of the REMIC Regular Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.



  Premium



     A REMIC Regular Bond purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the REMIC Regular Bondholder holds such REMIC Regular Bond as a "capital asset" within the meaning of Code Section 1221, the REMIC Regular Bondholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the REMIC Regular Bonds. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Bonds, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Except as otherwise provided in Treasury regulations, such amortizable bond premium will be treated as an offset to interest income on a REMIC Regular Bond rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their REMIC Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed. The Treasury Department has issued final regulations concerning the amortization of premium, but by their terms, the regulations do not apply to REMIC Regular Bonds or bonds like the Regular Bonds.



  Sale or Exchange of REMIC Regular Bonds



     If a REMIC Regular Bondholder sells or exchanges a REMIC Regular Bond, the REMIC Regular Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the REMIC Regular Bond. The adjusted basis of a REMIC Regular Bond generally will equal the cost of the REMIC Regular Bond to the seller, increased by any original issue discount or market


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


discount previously included in the seller's gross income with respect to the REMIC Regular Bond and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Bond that were previously received by the seller and by any amortized premium.



     Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a REMIC Regular Bond realized by an investor who holds the REMIC Regular Bond as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the REMIC Regular Bond has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a REMIC Regular Bond that might otherwise be capital gain will be treated as ordinary income (i) if a REMIC Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such REMIC Regular Bond were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a REMIC Regular Bond by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In the case of a REMIC Regular Bond subject to the Contingent Debt Regulations as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.



TAXATION OF RESIDUAL BONDS



  Taxation of REMIC Income



     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Bonds ("RESIDUAL BONDHOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Bondholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Bondholders in proportion to their respective holdings of Residual Bonds in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Bondholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Bonds of any Class of the related Series outstanding.



     The taxable income recognized by a Residual Bondholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or


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


market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Bonds, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Bondholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Bondholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Bondholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make payments in reduction of principal on the REMIC Regular Bonds and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such payments on the REMIC Regular Bonds. When there is more than one class of REMIC Regular Bonds that pay principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the REMIC Regular Bonds when payments in reduction of principal are being made in respect of earlier maturing classes of REMIC Regular Bonds to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as payments on the later classes of REMIC Regular Bonds are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of REMIC Regular Bonds, may increase over time as payments in reduction of principal are made on the lower yielding classes of REMIC Regular Bonds, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. A portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "-- Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Bonds, may have a significant adverse effect upon the Residual Bondholder's after-tax rate of return. In addition, a Residual Bondholder's taxable income during certain periods may exceed the income reflected by such Residual Bondholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Bonds.



  Basis and Losses



     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Bondholder is limited to the adjusted basis of the Residual Bond as of the close of the quarter (or time of disposition of the Residual Bond if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Bond is the amount paid for such Residual Bond. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Bondholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Bondholder. A cash payment from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Bondholder as to whom such loss was disallowed and may be used by such Residual Bondholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Bondholder to deduct net losses with respect to a Residual Bond may be subject to additional limitations under the Code, as to which Residual Bondholders should consult their tax advisors.



     A Residual Bondholder will not be permitted to amortize directly the cost of its Residual Bond as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Bonds over their life. However, in view of the possible acceleration of the income of Residual


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Bondholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Bonds.



     If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. Applicable Treasury regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a Class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.



     Further, to the extent that the initial adjusted basis of a Residual Bondholder (other than an original holder) in the Residual Bond is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans or the Mortgage Loans underlying the Agency Certificates, the Residual Bondholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. Existing Treasury regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Bond" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.



  Treatment of Certain Items of REMIC Income and Expense



     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on REMIC Regular Bonds as described above under "Taxation of REMIC Regular Bonds -- Original Issue Discount", without regard to the de minimis rule described therein.



     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances.



     The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. Such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of REMIC Regular Bonds -- Market Discount."



     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of REMIC Regular Bonds -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the borrowers with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


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


  Limitations on Offset or Exemption of REMIC Income; Excess Inclusions



     A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Bonds" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.



     Except as discussed in the following paragraph, with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.



     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect. The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have "significant value", effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.



     In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.



     Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. Existing Treasury regulations do not provide guidance on this issue.



  Mark to Market Rules



     A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.


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


  Tax-Related Restrictions on Transfer of Residual Bonds



     Disqualified Organizations. If legal title or beneficial interest in a Residual Bond is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Bond for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Bond and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Bond. Such a tax generally would be imposed on the transferor of the Residual Bond, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Bond would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Bond and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Bond is actually held by the Disqualified Organization.



     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Bond during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false.



     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.



     The Indenture with respect to a Series of Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC Residual Bonds as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any


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


purported transferee. Each Residual Bond with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Issuer or the Trustee may charge a fee for computing and providing such information.



     The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the IRS to be so treated.



     Noneconomic Residual Interests. Certain transfers of Residual Bonds are disregarded, in which case the transferor will continue to be treated as the owner of the Residual Bonds and thus will continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. A transfer of a "noneconomic residual interest" (defined below) to a Residual Bondholder (other than a Residual Bondholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future payments on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive payments from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.



     Foreign Investors. The transfer of a Residual Bond that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Bond is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion,
(i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Bond back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.



     The Prospectus Supplement relating to a Series of Bonds may provide that a Residual Bond may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.



  Sale or Exchange of a Residual Bond



     Upon the sale or exchange of a Residual Bond, the Residual Bondholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Bondholder in such Residual Bond at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Bondholder will have taxable income to the extent that any cash payment to him from the REMIC Pool exceeds such adjusted basis on that Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Bond. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Bondholder's Residual Bond, in which case, if the Residual Bondholder has an adjusted basis in his Residual Bond remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Bond as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.



     The Committee Report provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Bonds. Consequently, losses on dispositions of Residual Bonds will be disallowed where the seller of the Residual Bond, during the period beginning six months before the sale or disposition of the Residual Bond and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Bond. In any event, any loss realized by a Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired assets.



  Taxes That May Be Imposed on the REMIC Pool



     Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Bondholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on REMIC Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate Mortgage Loan. The modification of mortgage loans underlying pass-through certificates will not be treated as a modification of the Agency Certificates, provided that the trust issuing the pass-through certificates was not created to avoid prohibited transaction rules.



     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Bondholder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.



     Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.



  Liquidation of the REMIC Pool



     If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of REMIC Regular Bonds and Residual Bondholders within the 90-day period.



  Administrative Matters



     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Bondholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Issuer or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Bondholder or agent of the Residual Bondholders. If the Code or applicable Treasury regulations do not permit the Issuer or the Trustee to act as tax matters person in its capacity as agent of the Residual Bondholders, the Residual Bondholder chosen by the Residual Bondholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.



     Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise, each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES



     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified amount and adjusted yearly for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Bonds either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Bonds in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of REMIC Regular Bonds, as well as holders of Residual Bonds, where such REMIC Regular Bonds are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Bondholder's income, determined on a daily basis, bears to the income of all holders of REMIC Regular Bonds and Residual Bonds with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Bonds (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on REMIC Regular Bonds that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash payments for the related period on Residual Bonds.



TAXATION OF CERTAIN FOREIGN INVESTORS



  REMIC Regular Bonds



     Interest, including original issue discount, payable to REMIC Regular Bondholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such payments under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Bond is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the REMIC Regular Bond is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Bond. The term "NON-U.S. PERSON" means any person who is not a U.S. Person. Payments on REMIC Regular Bonds may subject a Non-U.S. Person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above.

  Residual Bonds



     The Committee Report indicates that amounts paid to Residual Bondholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts paid to Residual Bondholders qualify as "portfolio interest," subject to the conditions described in "REMIC Regular Bonds" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Bond relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Bondholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Bondholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Bond is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Tax-Related Restrictions on Transfer of Residual Bonds -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Bonds.



WITHHOLDING



     Payments made on the REMIC Regular Bonds, and proceeds from the sale of the REMIC Regular Bonds to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest payments, original issue discount, and, under certain circumstances, principal payments) unless the REMIC Regular Bondholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the REMIC Regular Bond, or such Bondholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from payment on the REMIC Regular Bonds would be refunded by the IRS or allowed as a credit against the REMIC Regular Bondholder's federal income tax liability. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.



REPORTING REQUIREMENTS



     Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of REMIC Regular Bonds or beneficial owners who own REMIC Regular Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of REMIC Regular Bonds (including corporations, noncalendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of REMIC Regular Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the REMIC Regular Bonds must also be furnished.



     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be


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


furnished by the REMIC Pool to each Residual Bondholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.



     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Bondholders, furnished annually, if applicable, to holders of REMIC Regular Bonds, and filed annually with the IRS concerning Code Section 67 expenses (See "-- Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Bondholders, furnished annually to holders of REMIC Regular Bonds, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Bonds."



                FEDERAL INCOME TAX CONSEQUENCES FOR BONDS AS TO


                        WHICH NO REMIC ELECTION IS MADE



NON-REMIC BONDS



     With respect to each Series of Bonds for which the Issuer does not make a REMIC election, ("NON-REMIC BONDS"), no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Mortgage Assets, or as an equity interest in the Issuer or in a separate association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Non-REMIC Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Issuer, subject to any qualifications set forth herein. In addition, counsel to the Issuer has prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences -- Federal Income Tax Consequences for Bonds as to Which No REMIC Election Is Made -- Non-REMIC Bonds," and is of the opinion that such statements are correct in all material respects. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Non-REMIC Bonds.



     For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and
(iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).



     Non-REMIC Bonds will be subject to the same rules of taxation as REMIC Regular Bonds issued by a REMIC, as described above, except that income reportable on Non-REMIC Bonds is not required to be reported under the accrual method unless the Holder otherwise uses the accrual method.

                            LEGAL INVESTMENT MATTERS



     Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories established for such Bonds by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.


     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "POLICY STATEMENT"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC; the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal instrument or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book-entry form.

     Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                 ERISA MATTERS


     Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("PLANS") and on persons who are parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.



     Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.



     Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "PLAN"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".



     Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "REGULATIONS"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.

                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than two-thirds of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

     Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Indenture with respect to any Class of Floating Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be REDEEMED at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein.

     Each Issuer and the respective Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series.

EVENTS OF DEFAULT

     An "EVENT OF DEFAULT" with respect to any Series of the Bonds is defined in the respective Indenture under which such Bonds are issued as being: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Bond of such Series or a default for ten days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of sixty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate; (e) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENT OF DEFAULT

     In case an Event of Default should occur and be continuing-with respect to a Series of Bonds, the Indenture Trustee may, and on request of holders of more than 50% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

     If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the holders of the Bonds of such Series have not directed the Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, must sell the Collateral for such Series if collections in respect of such Collateral are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which the Collateral is sold. In addition, upon an Event of Default the Indenture Trustee may, in its discretion (provided that, unless the Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the Collateral for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitation contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding may, IN certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIST OF BONDHOLDERS

     Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's individual capacity, the property and funds physically held by the Indenture Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Indenture Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

THE INDENTURE TRUSTEE

     The Indenture Trustee for each Series of Bonds will be specified in the related Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds and a successor Trustee would be appointed for such Classes.

REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS


     On each Principal Payment Date or Special Redemption Date, the Indenture Trustee will send a report to each Bondholder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an Individual Bond of each Class (the aggregate principal amount of the Bonds of each Class in the case of holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Principal Payment Date or Special Redemption Date.


LIMITATION ON SUITS

     No Holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby either directly or to any one or more underwriters or groups of underwriters for public offering by them. The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the underwriters, the proceeds to and their intended use by the Issuer, and, in the case of an underwritten public offering, either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Bonds will be determined.

     The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

     The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth, L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800/336-3672). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6605). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                             INDEX OF DEFINED TERMS


                                                                PAGE
                                                                ----
"1986 Act"..................................................         48
"Administrator".............................................         32
"Agency Certificates".......................................       2, 5
"Annual Reduction"..........................................         45
"Assumed Reinvestment Rate".................................          2
"Basic Principal Payment"...................................      7, 23
"Beneficial Owners".........................................         13
"Bond Interest Rate"........................................         22
"Bond Value Group"..........................................         24
"Bond Value"................................................      8, 24
"Bondholders" and "holders".................................         13
"Bonds".....................................................   2, 5, 15
"Book Entry Bonds"..........................................          7
"Certificate Trustee".......................................         32
"Certificates of Beneficial Ownership"......................         15
"Claimable Amount"..........................................         46
"Clearing Agency Participants"..............................         13
"Clearing Agency"...........................................         13
"Code"......................................................     13, 14
"Collateral"................................................     10, 27
"Collection Account"........................................         11
"Commission"................................................          4
"Committee Report"..........................................         48
"Companion Bonds"...........................................         22
"Compound Interest Bonds"...................................         22
"Contingent Debt Regulations"...............................         52
"Conventional Loans"........................................         25
"Cooperative Loans".........................................         36
"Disqualified Organization".................................         59
"Due Period"................................................      8, 23
"Eligible Investments"......................................         34
"ERISA".....................................................         66
"Event of Default"..........................................         68
"Exchange Act"..............................................          4
"FAMC"......................................................         20
"FDIC"......................................................         65
"FHA Loans".................................................         25
"FHA Project Loans".........................................         25
"FHLMC Act".................................................         30
"FHLMC Certificates"........................................          5
"FHLMC".....................................................       2, 5
"Floating Interest Rate Bonds"..............................         23
"Floating Interest Rate Payment Date".......................         10
"Floating Interest Rate Period".............................     10, 23
"Floating Interest Rate"....................................      7, 23
"FmHA Loans"................................................         25
"FNMA Certificates".........................................       5, 5
"FNMA"......................................................       2, 5
"Fund America"..............................................  6, 15, 18

                                                                PAGE
                                                                ----
"Funding Agreement Owner"...................................         32
"Funding Agreement Trustee".................................         32
"Funding Agreement".........................................         32
"Garn-St. Germain Act"......................................         41
"GNMA Certificates".........................................       5, 5
"GNMA Servicer".............................................         28
"GNMA"......................................................       2, 5
"Guaranty Agreement"........................................         29
"Housing Act"...............................................         28
"Indenture Trustee".........................................          6
"Indenture".................................................          6
"Initial Depositor".........................................     15, 19
"Interest Accrual Period"...................................          7
"IRS".......................................................         49
"Issuer"....................................................   2, 6, 15
"Management Agreement"......................................         20
"Manager"...................................................         20
"Manufactured Home Loans"...................................         43
"Maximum Floating Interest Rate"............................     10, 10
"Minimum Floating Interest Rate"............................     23, 23
"Mortgage Loans"............................................     11, 47
"Mortgaged Property"........................................         36
"Mortgage-Related Assets"...................................       2, 5
"NCUA"......................................................         65
"New Withholding Regulations"...............................         64
"Non-Agency Certificates"...................................          5
"Non-Priority Bonds"........................................         22
"Non-REMIC Bonds"...........................................         64
"Non-U.S. Person"...........................................         63
"OID Regulations"...........................................         49
"Optional Floating Interest Rate Bond Redemption"...........     10, 26
"Other Mortgage Securities".................................       2, 5
"OTS".......................................................     41, 65
"Owner".....................................................     32, 42
"Parties in Interest".......................................         66
"Pass-Through Entity".......................................     59, 59
"Payment Date"..............................................          7
"Permitted Instruments".....................................         36
"Plans".....................................................         66
"Plan"......................................................         66
"PMBS Agreement"............................................         33
"PMBS Issuer"...............................................         33
"PMBS Servicer".............................................         33
"PMBS Trustee"..............................................         33
"Policy Statement"..........................................         65
"Pooling and Administration Agreement"......................         32
"Prepayment Assumption".....................................         49
"Pre-Funding Account".......................................         35
"Pre-Funding Arrangement"...................................         35
"Principal Payment Date"....................................          7
"Priority Bonds"............................................         22

                                                                PAGE
                                                                ----
"Private Mortgage-Backed Securities"........................       2, 5
"Property Improvement Loans"................................         43
"PTCE"......................................................         66
"PTC".......................................................         29
"Registration Statement"....................................          4
"Regular Bonds".............................................         13
"Regulations"...............................................         67
"REIT"......................................................         47
"Relief Act"................................................         43
"REMIC Bonds"...............................................          2
"REMIC Pool"................................................         47
"REMIC Regular Bonds".......................................  2, 47, 63
"REMIC".....................................................      2, 47
"Reserve Funds".............................................         12
"Residual Bondholders"......................................     17, 55
"Residual Bonds"............................................      2, 47
"Retail Class Bond".........................................         49
"SBJPA".....................................................         58
"Scheduled Amortization Amount".............................          8
"Scheduled Amortization Bonds"..............................      8, 22
"Scheduled Principal".......................................         31
"Servicers".................................................         32
"Servicing Agreement".......................................         32
"SMMEA".....................................................     13, 65
"Special Redemption Date"...................................      9, 26
"Spread"....................................................      8, 24
"Standard Indenture Provisions".............................          6
"Startup Day"...............................................         48
"Stated Maturity"...........................................          9
"thrift institutions".......................................         58
"Time-Out Period"...........................................         27
"Title I Loans".............................................         43
"Title I Program"...........................................         43
"Title V"...................................................         42
"TMP".......................................................         48
"Trust Estate"..............................................          6
"Trust".....................................................  6, 15, 18
"U.S. Person"...............................................     60, 60
"UCC".......................................................         39
"VA Loans"..................................................         25
"Window Period Loans".......................................         41

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY, NOR AN OFFER OF THE BONDS IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             ---------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                         PAGE
                                         ----
Summary of Terms.......................
Special Considerations.................
Description of the Bonds...............
Security for the Bonds.................
Yield and Prepayment Considerations....
Use of Proceeds........................
Certain Legal Considerations...........
Description of Book Entry Procedures...
ERISA Matters..........................
Federal Income Tax Consequences........
Underwriting...........................
Legal Matters..........................
Bond Ratings...........................
Glossary...............................
Appendix A:............................
Appendix B:............................
PROSPECTUS
Prospectus Supplement..................    2
Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
Summary of Prospectus..................    5
Introduction...........................   15
Special Considerations.................   15
The Issuer.............................   19
Use of Proceeds........................   21
Description of the Bonds...............   21
Security for the Bonds.................   28
Certain Legal Aspects of the Mortgage
  Loans................................   37
Federal Income Tax Consequences........   48
Legal Investment Matters...............   68
ERISA Matters..........................   69
The Indenture..........................   70
Plan of Distribution...................   73
Legal Matters..........................   73
Additional Information.................   73
Index of Defined Terms.................   74


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                          FUND AMERICA INVESTORS TRUST

                      COLLATERALIZED MORTGAGE OBLIGATIONS,

                              SERIES 199 , CLASS A

                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT
                  -------------------------------------------
                                 [UNDERWRITER]
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:


Registration Statement -- Securities and Exchange
  Commission................................................  $    312.50
Print and Engraving Expenses................................    62,000.00
Accounting Fees and Expenses................................    68,000.00
Legal Fees and Expenses.....................................   110,000.00
Trustee Fees and Expenses...................................    77,300.00
Blue Sky Fees and Expenses..................................    12,000.00
Rating Agency Fees..........................................    90,000.00
Miscellaneous Expenses......................................    30,387.50
                                                              -----------
          Total.............................................  $450,000.00
                                                              ===========


---------------

* To be provided for each Series of Bonds on the cover page of the related Prospectus Supplement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The form of Underwriting Agreement filed as Exhibit 1.1 hereto will provide for indemnification by each Underwriter named in the related Terms Agreement of any officer, director or controlling person of the Issuer who becomes subject to liability arising out of an untrue or alleged untrue statement of a material fact contained in this Registration Statement, the Prospectus filed herewith or any Preliminary Prospectus, related Prospectus Supplement or related Preliminary Prospectus Statement, or omission or alleged omission, that was made in reliance on written information provided to the Issuer by such Underwriter.

     The Certificate of Incorporation and Bylaws for Fund America Investors Corporation II (Exhibit 3.1 and 3.2) provide for indemnification of directors and officers to the full extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


     Section 7.03(b) of the form of Deposit Trust Agreement for a Trust Issuer (Exhibit 3.3) provides for indemnification of the Owner Trustee under such Agreement.

ITEM 16. EXHIBITS.



     Exhibits:



        EXHIBIT
         NUMBER
        -------
           1.1           -- Form of Underwriting Agreement.(1)
           3.1           -- Certificate of Incorporation of Fund America Investors
                            Corporation, as amended.(2)
           3.2           -- Amended Bylaws of Fund America Investors Corporation
                            II.(3)
           3.3           -- Form of Deposit Trust Agreement for Trust Issuer.(4)
           4.1           -- Standard Indenture Provisions.(5)
           4.2           -- Form of Terms Indenture between an Issuer and
                                        , as Trustee.(4)
          *5.1           -- Opinion of Andrews & Kurth L.L.P. regarding legality.
          *8.1           -- Opinion of Andrews & Kurth L.L.P. regarding certain tax matters.
          10.1           -- Form of Pooling and Administration Agreement.(4)
          10.2           -- Form of Servicing Agreement.(4)
          10.3           -- Form of Management Agreement for Owner Trust.(4)
          10.4           -- Form of Agreement with Clearing Agency.(4)
          10.5           -- Form of Management Agreement for Fund America Investors
                            Corporation.(1)
          10.6           -- Form of Funding Agreement.(1)
         *23.1           -- Consents of Andrews & Kurth L.L.P. (contained in its
                            opinions filed as Exhibit 5.1 and 8.1 to this
                            Registration Statement).
         *23.2           -- Consent of Deloitte & Touche.
          24.1           -- Power of Attorney.(6)
          25.1           -- Form T-1 Statement of Eligibility and Qualification of
                            Indenture Trustee.(7)
          99.1           -- Form of Prospectus Supplement.(3)


---------------

 *  Filed herewith.

(1) Previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-36878) on September 25, 1990 and incorporated herein by reference.


(2) Previously filed with the Commission as an exhibit to Amendment No. 1 to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on July 19, 1993 and incorporated herein by reference.



(3) Previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on April 7, 1993 and incorporated herein by reference.



(4) Previously filed with the Commission as an exhibit to Amendment No. 1 to the Registrant's Form S-11 Registration Statement (File No. 33-17983) on August 23, 1988 and incorporated herein by reference.



(5) Previously filed with the Commission as an exhibit to the Registrant's Form 8-K on September 12, 1990 and incorporated herein by reference.



(6) With respect to certain officers and directors, previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on April 7, 1993 and incorporated herein by reference; with respect to certain other officers and directors, contained on the signature page.



(7) Previously filed with the Commission as a separately bound exhibit to Post-Effective Amendment No. 1 to the Registrant's Form S-11 Registration Statement (File No. 33-17983) on July 23, 1990 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.


     The Company hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the more recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that no such post-effective amendment shall be required if the information which would be required to be included in such post-effective amendment by clauses (i) and (ii) above is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



          (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form S-11 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 22 day of September, 1998.


                                          FUND AMERICA INVESTORS CORPORATION
                                            and certain trusts, all of the
                                          beneficial
                                            ownership interest in which is owned
                                          by
                                            Fund America Investors Corporation

                                          By: FUND AMERICA INVESTORS CORPORATION


                                              By:  /s/ STEVEN B. CHOTIN

                                              ----------------------------------
                                                  Steven B. Chotin, Chairman


                               POWER OF ATTORNEY



     Each person whose signature appears below does hereby make, constitute and appoint Steven B. Chotin, Helen M. Dickens and Howard J. Glicksman and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ STEVEN B. CHOTIN                   Director, Chairman,           September 22, 1998
-----------------------------------------------------    President and Chief
                  Steven B. Chotin                       Executive Officer
                                                         (Principal Executive
                                                         Officer)

                /s/ HELEN M. DICKENS                   Director, Vice President,     September 22, 1998
-----------------------------------------------------    Secretary and Treasurer
                  Helen M. Dickens                       (Principal Financial
                                                         Officer)

               /s/ HOWARD J. GLICKSMAN                 Director, Vice President and  September 22, 1998
-----------------------------------------------------    Assistant Secretary
                 Howard J. Glicksman

                          *                            Director                      September 22, 1998
-----------------------------------------------------
                  M. Garrett Smith

                 /s/ ANNEL HENDERSON                   Controller (Principal         September 22, 1998
-----------------------------------------------------    Accounting Officer)
                   Annel Henderson

              *By: /s/ STEVEN B. CHOTIN
-----------------------------------------------------
                  Steven B. Chotin
                  Attorney-in-Fact

                               INDEX TO EXHIBITS



        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

           1.1           -- Form of Underwriting Agreement.(1)
           3.1           -- Certificate of Incorporation of Fund America Investors
                            Corporation, as amended.(2)
           3.2           -- Amended Bylaws of Fund America Investors Corporation
                            II.(3)
           3.3           -- Form of Deposit Trust Agreement for Trust Issuer.(4)
           4.1           -- Standard Indenture Provisions.(5)
           4.2           -- Form of Terms Indenture between an Issuer and
                                        , as Trustee.(4)
          *5.1           -- Opinion of Andrews & Kurth L.L.P. regarding legality.
          *8.1           -- Opinion of Andrews & Kurth L.L.P. regarding certain tax matters.
          10.1           -- Form of Pooling and Administration Agreement.(4)
          10.2           -- Form of Servicing Agreement.(4)
          10.3           -- Form of Management Agreement for Owner Trust.(4)
          10.4           -- Form of Agreement with Clearing Agency.(4)
          10.5           -- Form of Management Agreement for Fund America Investors
                            Corporation.(1)
          10.6           -- Form of Funding Agreement.(1)
         *23.1           -- Consents of Andrews & Kurth L.L.P. (contained in its
                            opinions filed as Exhibit 5.1 and 8.1 to this
                            Registration Statement).
         *23.2           -- Consent of Deloitte & Touche.
          24.1           -- Power of Attorney.(6)
          25.1           -- Form T-1 Statement of Eligibility and Qualification of
                            Indenture Trustee.(7)
          99.1           -- Form of Prospectus Supplement.(3)


---------------


 *  Filed herewith.



(1) Previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-36878) on September 25, 1990 and incorporated herein by reference.



(2) Previously filed with the Commission as an exhibit to Amendment No. 1 to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on July 19, 1993 and incorporated herein by reference.



(3) Previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on April 7, 1993 and incorporated herein by reference.



(4) Previously filed with the Commission as an exhibit to Amendment No. 1 to the Registrant's Form S-11 Registration Statement (File No. 33-17983) on August 23, 1988 and incorporated herein by reference.



(5) Previously filed with the Commission as an exhibit to the Registrant's Form 8-K on September 12, 1990 and incorporated herein by reference.



(6) With respect to certain officers and directors, previously filed with the Commission as an exhibit to the Registrant's Form S-11 Registration Statement (File No. 33-60662) on April 7, 1993 and incorporated herein by reference; with respect to certain other officers and directors, contained on the signature page.



(7) Previously filed with the Commission as a separately bound exhibit to Post-Effective Amendment No. 1 to the Registrant's Form S-11 Registration Statement (file No. 33-17983) on July 23, 1990 and incorporated herein by reference.